        Exhibit 99.1

Source: iFresh Inc.
April 02, 2020 08:30 ET

iFresh Announces Affordable Face Masks Available for Sale

NEW YORK, April 02, 2020 (GLOBE NEWSWIRE) -- iFresh, Inc. ("iFresh" or the “Company") (Nasdaq: IFMK), a leading Asian American grocery supermarket chain and online grocer, announced today that the Company has launched sales of 3-ply disposable face masks at an affordable price to customers in iFresh chain stores, the iFresh online store at www.onlineifresh.com, and via the Amazon marketplace. The first shipment of 200,000 disposable face masks arrived in New York last week, produced by Xiamen DL Medical Technology Co. Ltd., (“Xiamen DL”), a 70% owned subsidiary of the Company. Ximen DL is ramping up production of N95 face masks in response to the New York and nationwide shortage of face masks as a result of the Covid-19 outbreak.

Mr. Long Deng, Chief Executive Officer and Chairman of iFresh commented: “We continue to execute on our business strategy and demonstrate our ability to drive sales through online and offline stores despite the challenging market situation due to the Covid-19 pandemic. An increase in face mask production has been rolled out in an effort to optimize the Company’s manufacturing abilities to increase our supply of face masks for iFresh customers, as well as other Asian supermarkets. Most importantly, iFresh’s online grocery delivery service is now available and has become one of the most popular options in our communities during this special period. The management team remains confident about the Company’s steady growth in 2020 and beyond.”

About iFresh, Inc.

iFresh Inc. (Nasdaq: IFMK), headquartered in Long Island City, New York, is a leading Asian American grocery supermarket chain and online grocer on the east coast of U.S. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut opening soon), and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC. IFMK's SEC filings are available publicly on the SEC's website at www.sec.gov. IFMK disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
At the Company:

iFresh, Inc.

Email: herinyin@newyorkmart.com